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                                                                    Exhibit 3.08

                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE MSM GROUP, INC.

                  1. The name of the corporation is The MSM Group, Inc. (the "Corporation").

                  2. The Registered Office of the Corporation in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Zip Code 19805. The Registered Agent in charge thereof is Corporation Service Company.

                  3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock, $.01 par value per share.

                  5. The name and mailing address of the incorporator are as follows:

       Name                                           Address
       ----                                           -------

Thomas O. Ix, Esq.                           c/o Crummy, Del Deo, Dolan,
                                             Griffingger & Vecchione
                                             One Riverfront Plaza
                                             Newark, New Jersey 07102

                  6. After the original or other By-Laws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation.

                  7. To the fullest extent permitted by the General Corporation Law of Delaware, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director shall not be relieved from liability: (a) for any breach of die director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under
Section 174 of the General Corporation Law of Delaware; or (d) for any transaction from which the director derived an improper personal benefit.

                  I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 30th day of June, 1997.

                                                       /s/ Thomas O. Ix
                                              ----------------------------------
                                              Thomas O. Ix, Esq.
                                              Incorporator

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                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               THE MSM GROUP, INC.

                  Pursuant to the provisions of Sections 242 of the Delaware Corporation Law, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

                  1. The name of the corporation is The MSM Group, Inc. (the "Corporation").

                  2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 1, 1997.

                  3. The following amendments to the Corporation's Certificate of Incorporation was approved by Unanimous Written Consent of the Directors and Sole Stockholder of the Corporation, dated as of October 18, 2000.

         RESOLVED, that Article 1 of the Corporation's Certificate of Incorporation be amended in its entirety to read as follows:

                  "1. The name of the corporation is Innovex America Holding Company"

         RESOLVED, that Article 2 of the Corporation's Certificate of Incorporation be amended in its entirety to read as follows:

                  "2. The Registered Office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the city of Wilmington, County of New Castle, Zip Code 19801. The Registered Agent in charge thereof is The Corporation Trust Company."

                  4. The total number of shares entitled to vote on the amendment was one hundred (100) shares.

                  5. The number of shares voting for the amendment was one hundred (100) shares and no shares were voted against the amendment.

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                  6.       The effective date at the time of this Amendment to
the Corporation's Certificate of Incorporation shall be October 18, 2000.

Dated the 18th day of October, 2000.

                           THE MSM GROUP, INC.

                           By: /s/ John E. Monahan
                               -----------------------------
                           Name: John E. Monahan
                           Title: Executive Vice-President

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                                STATE OF DELAWARE

            ---------------------------------------------------------

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                          INNOVEX (NORTH AMERICA), INC.
                                      INTO
                         INNOVEX AMERICA HOLDING COMPANY

            ---------------------------------------------------------

         Pursuant to Section 253 of the General Corporation Law of the State of Delaware, which permits the merger of a parent corporation with and into its subsidiary where one of the corporations is organized and existing under the laws of Delaware, Innovex (North America) Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST, that immediately prior to the filing of this Certificate of Ownership and Merger the Corporation owned at least ninety percent (90%) of the issued and outstanding shares of each class of stock of Innovex America Holding Company, a corporation organized and existing under the laws of the State of Delaware (the "Subsidiary Corporation").

         SECOND, that the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 30th day of December, 2003, determined to, and, effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of Delaware, hereby does, merge the Corporation into the Subsidiary Corporation (the "Merger"):

                  NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of Innovex Overseas Holding Limited (the "Shareholder"), the sole shareholder of Innovex (North America), Inc. (the "Corporation"), the Corporation shall merge into Innovex America Holding Company (the "Subsidiary Corporation"), which, will assume all of the obligations of the Corporation (the "Merger").

                  FURTHER RESOLVED, that the Merger shall be effected by the filing of a Certificate of Ownership and Merger with the Secretary of State of Delaware in accordance with the provisions of Section 253 of the General Corporation Law of the State of Delaware. The time and date when the Merger shall become effective is upon filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware, and is herein referred to as the "Effective Time."

                  FURTHER. RESOLVED, that the terms and conditions of the Merger are as follows:

                           (a) Effect of the Merger. At the Effective Time, the separate corporate existence of the Corporation shall cease, and the Subsidiary Corporation, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware and shall thereupon and thereafter possess all of the rights, privileges, immunities, powers, and franchises of each of the Corporation and Subsidiary Corporation, and all of the property (real, personal and mixed), and every other asset of each of the Corporation and Subsidiary Corporation shall vest in Subsidiary Corporation without further act or deed; Subsidiary Corporation shall assume and be liable for all the liabilities and obligations of each of the Corporation and Subsidiary Corporation, and all other effects of the Merger specified in Section 253 of the

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         DGCL shall result therefrom. As of the Effective Time, the name of the surviving corporation shall be "Innovex Inc."

                           (b) Effect of Merger on outstanding securities of the Subsidiary Corporation. As a result of the contemplated merger of MSM Group Limited Partnership (the "Partnership") with and into the Subsidiary Corporation, which merger is expected to occur on even date with the Effective Time (the "Partnership Merger"), Quintiles Pacific, Inc., a North Carolina corporation and the General Partner of the Partnership ("Quintiles Pacific"), may acquire capital stock in the Subsidiary Corporation equal to the value of its previous interest in the Partnership. Each outstanding share of capital stock of the Subsidiary Corporation acquired by Quintiles Pacific as a result of the Partnership Merger shall remain outstanding. Each outstanding share of capital stock of the Subsidiary Corporation held by the Corporation immediately prior to the Effective Time shall be cancelled.

                           (c) Effect of Merger on outstanding securities of the Corporation. Upon surrender of certificates therefore, each share of each, class or series of Common Stock or Preferred Stock, if any, of the Corporation issued and outstanding immediately prior to the Effective Time (other than shares held by the Corporation, all of which shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled as a result of the Merger) shall be converted into the right to receive one share of the same class or series of Common Stock or Preferred Stock of the Subsidiary Corporation, such that after the Merger the Shareholder shall hold the same number and type of shares of capital stock in the Subsidiary Corporation as it held in the Corporation immediately prior to the Merger.

                           Each outstanding but unexercised warrant or option to purchase shares of the Corporation's Common Stock or Preferred Stock shall cease to be exercisable to purchase shares of the Corporation's Common Stock or Preferred Stock and shall become exercisable to purchase the same number of shares of Subsidiary Corporation 's Common Stock or the same number of shares of the same class or series of Subsidiary Corporation's Preferred Stock.

                           (d)      Certificate of Incorporation. The
         Certificate of Incorporation of the surviving corporation shall be identical to the Certificate of Incorporation of Subsidiary Corporation in effect immediately prior to the Effective Time until thereafter amended as provided by law.

                           (e)      Bylaws. The Bylaws of the surviving
         corporation shall be identical to the Bylaws of Subsidiary Corporation in effect immediately prior to the Effective Time until (hereafter amended as provided by law.

                           (f) Directors and Officers. The directors and officers of the surviving corporation immediately prior to the Effective Time shall remain in office and shall continue to hold office until their respective successors shall have been elected and qualified as provided in the bylaws of Subsidiary Corporation or by applicable law.

                  FURTHER RESOLVED, that the Board of Directors hereby recommends to the Shareholder of the Corporation, for approval, the Certificate of Ownership and Merger and the consummation of the transactions contemplated thereby, including without limitation the Merger; and

                  FURTHER RESOLVED, that following approval by the Shareholder of the foregoing recommendation, the officers of the Corporation be, and they hereby are, authorized, subject to approval by the Shareholder, to execute and deliver on behalf of the Corporation the Certificate of Ownership and Merger setting forth the resolutions to merge itself into Subsidiary Corporation, and the date of adoption thereof, together with any and all other documents necessary or appropriate to effect the Merger and the transactions contemplated thereby, including but not limited to such filings as are necessary in order to consummate the Merger, with such changes or revisions to such documents as the officer executing the same shall approve, such approval to be evidenced conclusively by such officer's execution and delivery of the same.

         THIRD, that the Certificate of Incorporation of Subsidiary Corporation, as the surviving

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corporation, shall be identical to the Certificate of Incorporation of
Subsidiary Corporation in effect immediately prior to the filing of this Certificate of Ownership and Merger until thereafter amended as provided by law.

         FOURTH, that the sole shareholder of the Corporation, Innovex Overseas Holdings Limited, a company organized and existing under the laws of England, has approved the Merger.

         FIFTH, that at the effective time of the Merger the name of the surviving corporation shall be "Innovex Inc."

         SIXTH, that this Certificate of Ownership and Merger shall be effective at 12:01 a.m. on December 31, 2003.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by John S. Russell, its President, and attested by Beverly Rubin Moyher, its Asst. Secretary, who do hereby make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is their act and deed, and accordingly have hereunto set their hands, this the 30th day of December, 2003.

                                              Innovex (North America), Inc.

                                              By: /s/ John S. Russell
                                                  ------------------------------
                                                  Name:  John S. Russell
                                                  Title:  President

ATTEST:

By:   /s/ Beverly Rubin Moyher
   --------------------------------
   Name: Beverly Rubin Moyher
   Title:  Assistant Secretary

                              CERTIFICATE OF MERGER
                                       OF
                          MSM GROUP LIMITED PARTNERSHIP
                                      INTO
                         INNOVEX AMERICA HOLDING COMPANY

               [To be filed with the Delaware Secretary of State]

         Innovex America Holding Company, a Delaware corporation (the "Surviving Corporation"), hereby submits this Certificate of Merger for the purpose merging MSM Group Limited Partnership, a North Carolina limited partnership (the "Partnership"), with and into the Surviving Corporation:

         1. The Agreement and Plan of Merger was duly approved, adopted, certified, executed and acknowledged in the manner prescribed by Chapter 59 of the General Statutes of North Carolina by the general and limited partners of the Partnership and in the manner prescribed by Title 8, Sec. 263 (c) of the Delaware General Corporation Law by the board of directors of the Surviving Corporation.

         2. Upon the effectiveness of this Certificate of Merger, the name of the Surviving Corporation shall be Innovex America Holding Company.

         3. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Innovex America Holding Company.

         4. The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation located at 10 Waterview Boulevard, Parsippany, New Jersey 07054, and is available upon request at no charge to any stockholder of the Surviving Corporation or partner of the Partnership.

         5. This Certificate of Merger will be effective at 12:01 a.m. on December 31, 2003.

         This the 30th day of December, 2003.

                                              INNOVEX AMERICA HOLDING COMPANY

                                              By:       /s/ John S. Russell
                                                  ------------------------------
                                                  Name: John S. Russell
                                                  Title: President

                              CERTIFICATE OF MERGER
                                       OF
                                  INNOVEX, L.P.
                                      INTO
                         INNOVEX AMERICA HOLDING COMPANY

               [To be filed with the Delaware Secretary of State]

         Innovex America Holding Company, a Delaware corporation (the "Surviving Corporation"), hereby submits this Certificate of Merger for the purpose of merging Innovex, L.P., a New Jersey limited partnership (the "Partnership"), with and into the Surviving Corporation:

         1. The Agreement and Plan of Merger was duly approved, adopted, certified, executed and acknowledged in the manner prescribed by Article 9 of the Revised Statutes of New Jersey by the general and limited partners of the Partnership and in the manner prescribed by Title 8, Sec. 263 (c) of the Delaware General Corporation Law by the board of directors of the Surviving Corporation.

         2. Upon the effectiveness of this Certificate of Merger, the name of the Surviving Corporation shall be Innovex America Holding Company.

         3. The Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Innovex America Holding Company.

         4. The executed Agreement and Plan of Merger is on file at the office of the Surviving Corporation located at 10 Waterview Boulevard, Parsippany, New Jersey 07054, and is available upon request at no charge to any stockholder of the Surviving Corporation or partner of the Partnership.

         5. This Certificate of Merger will be effective at 12:01 a.m. on December 31, 2003.

This the 30th day of December, 2003.

                                              INNOVEX AMERICA HOLDING COMPANY

                                              By:        /s/ John S. Russell
                                                 -------------------------------
                                                 Name: John S. Russell
                                                 Title: President

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